                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     Information Required In Proxy Statement

                            Schedule 14A Information

 Proxy Statement Pursuant To Section 14(a) Of The Securities Exchange Act Of 1934

                                (Amendment No. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      / / Preliminary Proxy Statement

      / / Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by
          Rule 14a-6(e)(2))

      / / Definitive Proxy Statement

      / / Definitive Additional Materials

      /X/ Soliciting Material Under Rule 14a-12

                           POMEROY IT SOLUTIONS, INC.
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                (Name of Registrant as Specified in Its Charter)

                            FLAGG STREET CAPITAL LLC
                            FLAGG STREET PARTNERS LP
                       FLAGG STREET PARTNERS QUALIFIED LP
                            FLAGG STREET OFFSHORE, LP
                                 JONATHAN STARR
                               MICHAEL A. RUFFOLO
                                RICHARD S. PRESS
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/ No fee required.

      / / Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (5) Total fee paid:

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      / / Fee paid previously with preliminary materials:

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      / / Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

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      (4) Date Filed:

      Flagg  Street  Capital  LLC  ("Flagg  Street"),  together  with the  other participants  named herein,  is filing materials  contained in this Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in  connection  with the solicitation of proxies for the election of three director  nominees at the 2007 annual meeting of stockholders  (the "Annual  Meeting") of Pomeroy IT Solutions,
Inc. (the "Company").  Flagg Street has not yet filed a proxy statement with the
SEC with regard to the Annual Meeting.

      Item 1. On April 11, 2007,  Flagg Street made public the following  letter to the stockholders of the Company:

44 Brattle Street - Floor 1       FLAGG STREET              Tel (617) 876-6080
Cambridge, MA 02138                CAPITAL LLC              Fax (617) 876-6081
                                                            info@flaggstreet.com

                           AN IMPORTANT MESSAGE TO THE
                   STOCKHOLDERS OF POMEROY IT SOLUTIONS, INC.

                 YOU WILL HAVE AN OPPORTUNITY TO CAST YOUR VOTE
                        FOR NEW LEADERSHIP OF THE COMPANY
                           AT THE 2007 ANNUAL MEETING!

April 11, 2007

Dear Fellow Stockholders:

      We are the  owners  of  1,249,325  shares of common  stock of  Pomeroy  IT
Solutions,  Inc. (the "Company" or "Pomeroy"),  representing in excess of 10% of the outstanding  shares. In the past two months, we have attempted to engage the
Board of Directors in a constructive  dialogue  about the Company's  urgent need for new leadership and direction both on the Board and in the senior  management levels.

      We had hoped that,  after years of dismal  operating  performance and poor corporate  governance,  Pomeroy's  existing Board would have been  interested in working with a significant,  independent investor who is committed to maximizing the  value  of  Pomeroy  stock  over  the  long-term.  However,  the lack of any constructive  response to our initiative  has led us to the  conclusion  that we will  continue to witness the  domination  of the Company by Chairman and former
CEO David  Pomeroy and his son,  current CEO Stephen  Pomeroy,  who must be held accountable  for the Company's  underperformance  during the past few years.  WE
BELIEVE  THAT  POMEROY  STOCKHOLDERS,  WHO ARE THE TRUE  OWNERS OF THE  COMPANY,
DESERVE A BETTER FUTURE FOR THEIR INVESTMENT.

      The leadership and control of the Company is not a Pomeroy family heirloom that  should be passed  down from  father to son.  In our  opinion,  the Board's approval of the  transfer of  leadership  from David to Stephen  Pomeroy in June
2004  without  undertaking  an  exhaustive  search  for the best  qualified  CEO available is a clear sign of their failure to serve as an effective, independent check on the  Pomeroy  family.  ASK  YOURSELF  WOULD AN  EXHAUSTIVE  SEARCH HAVE
IDENTIFIED STEPHEN POMEROY AS THE BEST CEO AVAILABLE?

      We have therefore  nominated three director candidates for election at the
2007  Annual  Meeting  who will bring fresh and  independent  viewpoints  to the
Board.  We are not asking for your vote now. We are preparing a proxy  statement which we expect to mail to stockholders  along with a proxy card within the next few weeks.  Information  concerning our nominees and other  participants  in the
solicitation   can  be  found  in  our   Schedule  13D  on  file  with  the  SEC
(http://www.sec.gov).

     NEW LEADERSHIP IS ESSENTIAL TO A REAL, LONG-TERM TURNAROUND AT POMEROY

      If you have been an owner of Pomeroy  shares over the past few years,  you have had to endure, among other things:

      o  poor operating performance from the Company at a time when, in general, the rest of the IT industry thrived;

      o  excessive  compensation and perks - such as Stephen  Pomeroy's use of a corporate jet;

      o  a major  acquisition  by Pomeroy of Alternative  Resources  Corporation
         whose  problem-plagued  integration  into the  parent  company,  in our opinion, has served to destroy significant stockholder value;

      o  restatements  of Forms 10-Q for two  quarters,  and  admitted  material weaknesses  in  internal  controls  by  management  over the  Company's financial reporting;

      o  related party transactions  including the leasing by the Company of its headquarters,  distribution  facility and national  training center for over $1 million per year from an entity  controlled  by Chairman  David
         Pomeroy.

      We have  little  doubt  that the Board and  management  will  continue  to portray  the  Company in  turnaround  mode,  with  improving  results and better corporate  governance.  We caution  you that any such  portrayal  has the strong potential  to be  misleading  since  (1) even  mediocre  performance  or  modest governance changes will appear to be a great improvement over the dismal results of the past  few  years  and (2) any  such  changes  may not  continue  over the long-term.  We note that in the face of our impending  proxy  solicitation,  the
Company has already  announced a "full  corporate  governance  review" and other inconsequential  initiatives which will conveniently  conclude prior to the 2007
Annual Meeting. ASK YOURSELF WHETHER ANY GOVERNANCE  INITIATIVES WOULD HAVE BEEN
TAKEN WITHOUT OUR PRESENCE?  IN SHORT, WITHOUT NEW LEADERSHIP,  WE DON'T BELIEVE
THE STOCKHOLDERS CAN BE ASSURED OF ANY MEANINGFUL LONG-TERM IMPROVEMENT.

      It's time to put an end to the bad news coming out of Pomeroy.  We share a common interest with all stockholders in enhancing the long-term performance and improving  corporate  governance  at the Company.  Such changes will also have a positive effect on the Company's relations with its customers and employees, its two most valuable  assets.  We want to make Pomeroy a great place to do business for those who are essential to its success.

      We welcome your comments. Stockholders may call us at 617-876-6080;  email us at  info@flaggstreet.com;  write to us at the address on our  letterhead;  or contact our proxy solicitor,  Morrow & Co. at (800) 662-5200. We look forward to speaking with you about a better future for Pomeroy IT Solutions.

                              Sincerely,

                              Flagg Street Capital LLC
                              Jonathan Starr, Founding Member

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Flagg Street Capital LLC ("Flagg Street"),  together with the other Participants
(as defined below),  intend to make a preliminary filing with the Securities and
Exchange  Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the
2007 annual meeting of  stockholders  of Pomeroy IT Solutions,  Inc., a Delaware corporation (the "Company").

FLAGG STREET STRONGLY  ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENT WHEN IT IS AVAILABLE  BECAUSE IT WILL CONTAIN  IMPORTANT  INFORMATION.
SUCH PROXY  STATEMENT  WILL BE  AVAILABLE  AT NO CHARGE ON THE SEC'S WEB SITE AT
HTTP://WWW.SEC.GOV.  IN ADDITION,  THE  PARTICIPANTS  IN THE  SOLICITATION  WILL
PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR
COPIES SHOULD BE DIRECTED TO THE  PARTICIPANTS'  PROXY SOLICITOR,  MORROW & CO.,
INC., AT ITS TOLL-FREE NUMBER: (800) 662-5200.

The  participants in the proxy  solicitation are anticipated to be Flagg Street,
Flagg Street Partners LP ("FSP"),  Flagg Street Partners  Qualified LP ("FSPQ"),
Flagg Street  Offshore,  LP ("FSO",  and together with FSP and FSPQ,  the "Flagg
Street  Funds"),  Jonathan  Starr,  Michael  A.  Ruffolo  and  Richard  S. Press
(collectively,  the  "Participants").  As of the close of  business on April 10,
2007,  FSP directly  owned 113,677  shares of Common Stock of the Company,  FSPQ directly owned 316,444  shares of Common Stock of the Company,  and FSO directly owned 819,204 shares of Common Stock of the Company. Flagg Street is the general partner of each of the Flagg Street Funds. Jonathan Starr is the founding member of Flagg Street. Flagg Street, as the general partner of the Flagg Street Funds, may be deemed to be the  beneficial  owner of all such shares of Common Stock of the Company owned by the Flagg Street  Funds.  Jonathan  Starr,  as the founding member of Flagg Street with the power to exercise investment discretion,  may be deemed to be the  beneficial  owner of all such  shares  of Common  Stock of the
Company owned by the Flagg Street Funds. Each of Flagg Street and Jonathan Starr
disclaims  beneficial  ownership  of the shares of Common  Stock of the  Company owned by the Flagg  Street  Funds  except to the extent of its or his  pecuniary interest  therein.  Currently,  neither  Michael A. Ruffolo nor Richard S. Press beneficially owns any securities of the Company. Richard S. Press and his spouse are investors, directly and indirectly, in certain of the Flagg Street Funds and each disclaims beneficial ownership of the shares of Common Stock of the Company owned by the Flagg Street Funds.